Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

RevPAR Increases 3% in March 2010 vs. March 2009

Completes the Release of Three Mortgaged Hotels

Sees Improvement in Business Trends

SAN CLEMENTE, CA – April 16, 2010 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided both preliminary results for the first quarter ended March 31, 2010 and an update on its finance initiatives.

Operations Updates

The financial information contained herein for the fiscal quarter ended March 31, 2010 reflects preliminary results from the Company’s unaudited financial statements and is subject to customary adjustments that may arise during the completion of the financial statement closing process. Such adjustments could result in changes to these preliminary results. All RevPAR and hotel financial information presented reflect the Company’s 29 hotel portfolio, which excludes eight hotels that are in the process of being deeded back to a lender pursuant to the Company’s previously disclosed secured debt restructuring program.

While the Company has not finalized its quarterly financial statement closing process, it currently expects to report the following for the fiscal quarter ended March 31, 2010:

•	Total RevPAR is expected to be approximately $94.68, a decline of approximately 6.5% from first quarter 2009.
•

Total RevPAR, excluding the Renaissance Washington D.C. and Marriott Tysons Corner, both of which benefited from the Presidential Inauguration in 2009, is expected to be approximately $90.22, a decline of approximately 4.0% from first quarter 2009.

•	Adjusted EBITDA is expected to be approximately $31.0 million, a decline of approximately 20.3% from first quarter 2009.
•	Adjusted EBITDA, pro forma for the 29 hotel portfolio, is expected to be approximately $27.3 million.
•	Adjusted FFO per share is expected to be approximately $0.04, a decline of approximately 69.2% from first quarter 2009.
•	Adjusted FFO per share, pro forma for the 29 hotel portfolio, is expected to be approximately $0.04.
•	Pro forma hotel EBITDA margins are expected to decline approximately 225—250 basis points compared to first quarter 2009.
•	Loss attributable to common stockholders is expected to be approximately $26.0 million.

Art Buser, President and Chief Executive Officer, stated, “The indications that a cyclical recovery is taking shape increased during the first quarter, especially in leading indicator markets such as New York and Boston where our RevPAR improved over the first quarter 2009 by 8.5% and 3.2% respectively. After completing the release of three hotels from a cross-collateralized debt pool, we now own a high-quality 29 hotel portfolio which we believe is positioned to outperform. Our primary focus remains on using our strong balance sheet to acquire hotels that are additive to our portfolio and to long-term cash flow.”

Finance Updates

•

Mass Mutual Loan – On April 14th, the Company successfully completed the release of three hotels: the Courtyard by Marriott Los Angeles Airport (179 rooms), the Kahler Inn & Suites (271 rooms) and the Marriott Rochester (203 rooms) from an 11-asset, $246 million loan. The release price for the three hotels was $83 million, or 9.6x 2009 Adjusted Hotel EBITDA. As previously announced, the Company expects to complete the deed-back of the remaining eight hotels securing the $163 million balance of the loan during the second quarter. The release price of $83 million, combined with the conveyance of the remaining eight assets will result in the elimination of approximately $246 million of debt maturing in 2011.

•

Mortgage Prepayment – The Company has received preliminary approval to prepay the $81 million mortgage loan secured by the Hilton Times Square hotel. The loan matures in December 2010 and bears an interest rate of 5.92%. Subject to final lender approval, the Company expects to use cash on hand to fund the prepayment during the second quarter.

Ken Cruse, Chief Financial Officer, stated, “The completion of the three hotel release from the Mass Mutual loan pool was mutually beneficial for both Sunstone and the lender group. Sunstone was able to retain the three hotels at an accretive multiple, while the lenders received a meaningful cash repayment against a portion of their $246 million non-recourse loan. We appreciate the efforts of our lender group to work with us to achieve this resolution. Adjusting for the release of the three hotels and the prepayment of the Hilton Times Square mortgage, the Company will have less than $100 million of debt maturing through May 2015 and will own 11 unencumbered hotels.”

Business Update Call

The Company will hold a conference call on Friday, April 16, 2010 at 1:00 p.m. EDT (10:00 a.m. PDT) to update stockholders on its preliminary first quarter results. A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors website at www.sunstonehotels.com. A replay of the webcast will also be archived on the website. Alternatively, investors may dial 1-877-941-2927 (for domestic callers) or 1-480-629-9724 (for international callers) with passcode #4282235 to listen to the live call.

First Quarter Earnings Call

The Company will release final first quarter results prior to market open on May 10, 2010 and will host a conference call to discuss first quarter results on Monday, May 10, 2010, at 1:00 p.m. EDT (10:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-2928 (for domestic callers) or 1-480-629-9725 (for international callers) with passcode #4285247. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 37 hotels comprised of 12,900 rooms and, upon completion of certain previously announced deed-back transactions, will own 29 hotels comprised of 10,966 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton, Hyatt and Starwood. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of April 16, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 5 and 6.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 5 and 6.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro form hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Pro Forma Hotel EBITDA Margin Information

The revenue and expense items associated with the Company’s two commercial laundry facilities and the eight hotel properties held for non-sale disposition, any guaranty payments and other miscellaneous non-hotel items have been shown below the adjusted pro forma hotel EBITDA line in presenting pro forma hotel EBITDA margins. Management believes the calculation of adjusted pro forma hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 29 hotel portfolio.

***Tables to Follow***

Three Released Hotels (1) (in thousands, except RevPAR)
Year Ended December 31, 2009

RevPAR	$93.23

Total Revenue	$27,300

Net Income	$5,209
Plus: Depreciation	3,429

Adjusted Hotel EBITDA	$8,638

(1)	Includes the Courtyard by Marriott Los Angeles Airport (179 rooms), the Kahler Inn & Suites (271 rooms) and the Marriott Rochester (203 rooms).

Three Released Hotels (1) (in thousands, except RevPAR)
Quarter Ended March 31, 2010
(preliminary)
RevPAR	$92.72

Total Revenue	$6,723

Net Income	$1,097
Plus: Depreciation	838

Adjusted Hotel EBITDA	$1,935

(1)	Includes the Courtyard by Marriott Los Angeles Airport (179 rooms), the Kahler Inn & Suites (271 rooms) and the Marriott Rochester (203 rooms).

The following tables include the Company’s 29 Hotel Portfolio, excluding W San Diego, Renaissance Westchester, Marriott Ontario Airport and the Mass Mutual Eight Hotels (dollars in thousands, except ADR and RevPAR):

Operating Statistics:				Available Rooms:		Total Revenue Seasonality:

	Occupancy%	ADR	RevPAR
2007:				2007:		2007:
Q1	71.8%	$157.20	$112.87	Q1	953,723	Q1	$160,641	21.6%
Q2	79.1%	$166.50	$131.70	Q2	960,031	Q2	185,178	24.8%
Q3	81.4%	$162.17	$132.01	Q3	967,164	Q3	183,377	24.6%
Q4	72.7%	$173.71	$126.29	Q4	1,114,840	Q4	216,534	29.0%

FY 2007	76.1%	$165.21	$125.72	FY 2007	3,995,758	FY 2007	$745,730	100.0%

2008:				2008:		2008:
Q1	71.8%	$165.23	$118.64	Q1	960,271	Q1	$169,686	22.8%
Q2	80.0%	$173.01	$138.41	Q2	960,981	Q2	194,817	26.1%
Q3	80.0%	$164.61	$131.69	Q3	966,396	Q3	182,023	24.4%
Q4	67.5%	$167.25	$112.89	Q4	1,151,021	Q4	199,346	26.7%

FY 2008	74.5%	$167.58	$124.85	FY 2008	4,038,669	FY 2008	$745,872	100.0%

2009:				2009:		2009:
Q1	65.6%	$154.32	$101.23	Q1	955,020	Q1	$146,029	24.1%
Q2	70.7%	$148.96	$105.31	Q2	960,932	Q2	150,623	24.9%
Q3	74.9%	$140.53	$105.26	Q3	966,648	Q3	145,215	24.0%
Q4	66.4%	$146.55	$97.31	Q4	1,114,432	Q4	163,543	27.0%

FY 2009	69.3%	$147.32	$102.09	FY 2009	3,997,032	FY 2009	$605,410	100.0%

Sunstone Hotel Investors, Inc.

Preliminary Reconciliation of Income Available (Loss Attributable)

to Common Stockholders to Non-GAAP Financial Measures

(Preliminary, unaudited and in thousands except per share amounts)

Preliminary Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA

and Adjusted EBITDA

	Three Months Ended
	March 31,
	2010	2009
Income available (loss attributable) to common stockholders	$(25,996)	$876
Dividends paid on unvested restricted stock compensation	—	447
Series A and C preferred stock dividends	5,187	5,187
Operations held for investment:
Depreciation and amortization	23,415	23,524
Interest expense	16,938	19,057
Interest expense—default rate	764	—
Amortization of deferred financing fees	493	274
Write-off of deferred financing fees	1,462	—
Loan penalties and fees	138	—
Non-cash interest related to discount on Senior Notes	246	684
Unconsolidated joint ventures:
Depreciation and amortization	14	1,272
Interest expense	—	685
Amortization of deferred financing fees	—	46
Amortization of deferred stock compensation	10	5
Operations held for non-sale disposition:
Depreciation and amortization	1,554	2,708
Interest expense	2,709	2,763
Interest expense—default rate	2,276	—
Amortization of deferred financing fees	132	132
Loan penalties and fees	294	—
Discontinued operations:
Depreciation and amortization	124	2,982
Interest expense	225	1,712
Amortization of deferred financing fees	2	11
Loan penalties and fees	48	—

EBITDA	30,035	62,365

Amortization of deferred stock compensation	962	1,128
Gain on sale of assets	—	(319)
Gain on extinguishment of debt	—	(28,020)
Impairment loss—operations held for investment	—	1,406
Impairment loss—operations held for non-sale disposition	—	2,310

	962	(23,495)

Adjusted EBITDA	$30,997	$38,870

Preliminary Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(25,996)	$876
Dividends paid on unvested restricted stock compensation	—	447
Real estate depreciation and amortization—operations held for investment	23,277	23,361
Real estate depreciation and amortization—unconsolidated joint ventures	—	1,254
Real estate depreciation and amortization—operations held for non-sale disposition	1,554	2,708
Real estate depreciation and amortization—discontinued operations	124	2,982
Gain on sale of assets	—	(319)

FFO available to common stockholders	(1,041)	31,309

Operations held for investment:
Interest expense—default rate	764	—
Write-off of deferred financing fees	1,462	—
Loan penalties and fees	138	—
Operations held for non-sale disposition:
Interest expense—default rate	2,276	—
Loan penalties and fees	294	—
Discontinued operations:
Loan penalties and fees	48	—
Gain on extinguishment of debt	—	(28,020)
Impairment loss—operations held for investment	—	1,406
Impairment loss—operations held for non-sale disposition	—	2,310

	4,982	(24,304)

Adjusted FFO available to common stockholders	$3,941	$7,005

FFO available to common stockholders per diluted share	$(0.01)	$0.60

Adjusted FFO available to common stockholders per diluted share	$0.04	$0.13

Basic weighted average shares outstanding	97,047	52,205
Shares associated with unvested restricted stock awards	328	—

Diluted weighted average shares outstanding (1)	97,375	52,205

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $.01 and $.58, respectively, for the three months ended March 31, 2010 and 2009, and Adjusted FFO available to common stockholders per diluted share is $.05 and $.15, respectively, for the three months ended March 31, 2010 and 2009.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2010
	Actual (1)	Held for Investment (2)	Non-Sale Disposition (3)	Discontinued Operations (4)	Pro Forma (5)
Loss attributable to common stockholders	$(25,996)	$1,802	$3,476	$180	$(20,538)
Series A and C preferred stock dividends	5,187	—	—	—	5,187
Operations held for investment:
Depreciation and amortization	23,415	—	—	—	23,415
Interest expense	16,938	(910)	—	—	16,028
Interest expense—default rate	764	(764)	—	—	—
Amortization of deferred financing fees	493	(29)	—	—	464
Write-off of deferred financing fees	1,462	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	39
Non-cash interest related to discount on Senior Notes	246	—	—	—	246
Unconsolidated joint ventures:
Depreciation and amortization	14	—	—	—	14
Amortization of deferred stock compensation	10	—	—	—	10
Operations held for non-sale disposition:
Depreciation and amortization	1,554	—	(1,554)	—	—
Interest expense	2,709	—	(2,709)	—	—
Interest expense—default rate	2,276	—	(2,276)	—	—
Amortization of deferred financing fees	132	—	(132)	—	—
Loan penalties and fees	294	—	(294)	—	—
Discontinued operations:
Depreciation and amortization	124	—	—	(124)	—
Interest expense	225	—	—	(225)	—
Amortization of deferred financing fees	2	—	—	(2)	—
Loan penalties and fees	48	—	—	(48)	—

EBITDA	30,035	—	(3,489)	(219)	26,327

Amortization of deferred stock compensation	962	—	—	—	962

	962	—	—	—	962

Adjusted EBITDA	$30,997	$—	$(3,489)	$(219)	$27,289

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to FFO and Adjusted FFO

Loss attributable to common stockholders	$(25,996)	$1,802	$3,476	$180	$(20,538)
Real estate depreciation and amortization—operations held for investment	23,277	—	—	—	23,277
Real estate depreciation and amortization—operations held for non-sale disposition	1,554	—	(1,554)	—	—
Real estate depreciation and amortization—discontinued operations	124	—	—	(124)	—

FFO available to common stockholders	(1,041)	1,802	1,922	56	2,739

Operations held for investment:
Interest expense—default rate	764	(764)	—	—	—
Write-off of deferred financing fees	1,462	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	39
Operations held for non-sale disposition:					—
Interest expense—default rate	2,276	—	(2,276)	—	—
Loan penalties and fees	294	—	(294)	—	—
Discontinued operations:					—
Loan penalties and fees	48	—	—	(48)	—

	4,982	(863)	(2,570)	(48)	1,501

Adjusted FFO available to common stockholders	$3,941	$939	$(648)	$8	$4,240

FFO available to common stockholders per diluted share	$(0.01)	$0.02	$0.02	$0.00	$0.03

Adjusted FFO available to common stockholders per diluted share	$0.04	$0.01	$(0.01)	$0.00	$0.04

Diluted weighted average shares outstanding (6)	97,375	97,375	97,375	97,375	97,375

(1)	Actual includes preliminary results for the 40 hotels held for investment, held for non-sale disposition or held in receivership by the Company at March 31, 2010.
(2)	Held for Investment includes only the interest and penalties associated with the three released Mass Mutual hotels. Hotel operations for these three hotels are included in the “Actual” column.
(3)	Non-Sale Disposition includes all hotel operations, interest and penalties for the eight Mass Mutual hotels that are in the process of being transferred to a receiver.
(4)	Discontinued Operations includes the W San Diego, Renaissance Westchester and Marriott Ontario Airport hotels that have been transferred to a receiver as of March 31, 2010.
(5)	Pro forma includes the 29 hotels held for investment by the Company at March 31, 2010.
(6)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis since such treatment is dilutive.

Sunstone Hotel Investors, Inc.

Operating Statistics by Region

(Unaudited)

			Three Months Ended March 31, 2010			Three Months Ended March 31, 2009			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	9	2,983	74.0%	$122.99	$91.01	69.5%	$136.60	$94.94	-4.1%
Other West (2)	5	1,575	67.8%	121.47	82.36	75.2%	129.66	97.50	-15.5%
Midwest (3)	7	2,177	59.6%	116.71	69.56	56.6%	124.13	70.26	-1.0%
East (4)	8	4,231	65.4%	176.70	115.56	63.8%	194.41	124.03	-6.8%

Total	29	10,966	67.0%	$141.31	$94.68	65.6%	$154.32	$101.23	-6.5%

(1)	Does not include four hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and Marriott Ontario Airport, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Includes Oregon, Texas and Utah. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Operating Statistics by Brand

(Unaudited)

			Three Months Ended March 31, 2010			Three Months Ended March 31, 2009			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	17	6,587	66.4%	$151.13	$100.35	66.0%	$166.68	$110.01	-8.8%
Hilton (2)	6	2,133	69.4%	148.75	103.23	67.6%	155.99	105.45	-2.1%
Hyatt	1	403	82.5%	104.09	85.87	64.8%	125.52	81.34	5.6%
Other Brand Affiliations (3)	2	647	73.9%	120.39	88.97	68.1%	136.89	93.22	-4.6%
Independent	3	1,196	56.5%	98.04	55.39	59.1%	100.48	59.38	-6.7%

Total	29	10,966	67.0%	$141.31	$94.68	65.6%	$154.32	$101.23	-6.5%

(1)	Does not include five hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester and Marriott Ontario Airport, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Does not include one hotel included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes a Fairmont and a Sheraton. Does not include two hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.